CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of AIM International Mutual Funds (Invesco International Mutual Funds) of

i.

our reports dated December 23, 2019, relating to the financial statements and financial highlights, which appear in Invesco Asia Pacific Growth Fund, Invesco European Growth Fund, Invesco Global Opportunities Fund, Invesco Global Responsibility Equity Fund, Invesco International Core Equity Fund, Invesco International Growth Fund, Invesco International Select Equity Fund, Invesco Oppenheimer Global Focus Fund, Invesco Oppenheimer International Equity Fund and Invesco Select Opportunities Fund’s Annual Reports on Form N-CSR for the year ended October 31, 2019.

ii.

our reports dated December 27, 2019, relating to the financial statements and financial highlights, which appear in Invesco Advantage International Fund (formerly known as Invesco Oppenheimer Global Multi-Asset Growth Fund) and Invesco Oppenheimer International Growth Fund’s Annual Report on Form N-CSR for the year ended October 31, 2019.

We also consent to the references to us under the headings “Independent Registered Public Accounting Firm”, “Financial Statements” and “Financial Highlights” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Houston, Texas

February 27, 2020